                                                                    EXHIBIT 99.1


PROXY                   INTEGRATED ORTHOPAEDICS, INC.                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned shareholder(s) of Integrated Orthopaedics, Inc. hereby appoints Douglas P. Badertscher and Laurie Hill Gutierrez, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote in respect of the undersigned's shares of the common stock of Integrated Orthopaedics, Inc. at the Special Meeting of Shareholders of Integrated Orthopaedics, Inc. to be held at _____________________, Houston, Texas ________, at ___ a.m., Central time, on ____________, ___, 2001, and at any adjournment(s) thereof, the number of shares the undersigned would be entitled to vote if personally present.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL BELOW.

PROPOSAL:     APPROVAL AND ADOPTION OF THE AGREEMENT AND               FOR       AGAINST      ABSTAIN
              PLAN OF MERGER DATED SEPTEMBER 15, 2000 WITH             [ ]       [ ]          [ ]
              POWERBRIEF, INC., AS AMENDED.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE REVERSE SIDE.


                                        ----------------------------------------


                                        ----------------------------------------
                                                       Signature(s)

                                        Dated                             , 2000
                                              ----------------------------

                                         (PLEASE SIGN EXACTLY AS YOUR NAME
                                         APPEARS HEREON. WHEN SIGNING AS
                                         ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                         TRUSTEE, GUARDIAN, ETC., GIVE FULL
                                         TITLE AS SUCH. FOR JOINT ACCOUNTS, EACH
                                         JOINT OWNER SHOULD SIGN.)

--------------------------------------------------------------------------------
                PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY
                  THE PROXY CARD USING THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------